UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 03, 2025

INTERFACE INC
__________________

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Entry into Third Amended and Restated Syndicated Facility Agreement

On December 3, 2025, Interface, Inc. (“the Company”) entered into the Third Amended and Restated Syndicated Facility Agreement (the “Agreement”) with certain of its wholly owned foreign subsidiaries as co-borrowers (together with the Company, collectively, the “Borrowers”), its material domestic subsidiaries as guarantors, Bank of America, N.A. as administrative agent and lender, and the other lenders signatory thereto. The purpose of the Agreement is to amend and restate that certain Second Amended and Restated Syndicated Facility Agreement, dated as of August 7, 2018, as subsequently amended. The key changes from the prior agreement include, but are not limited to, the following:

(a) amending the interest rates applicable to the loans thereunder as follows: interest on Base Rate loans is charged at varying rates computed by applying a margin ranging from 0.125% to 1.00% over the Base Rate (as defined in the Agreement, the greater of the Federal Funds Rate plus a margin, the prime rate or the Secured Overnight Financing Rate ("SOFR") plus a margin), depending on the Company’s consolidated net leverage ratio (as defined in the Agreement) as of the most recently completed fiscal quarter. Interest on SOFR-based and alternative currency loans is charged at varying rates computed by applying a margin ranging from 1.125% to 2.00% over the applicable SOFR rate or alternative currency rate, depending on the Company’s consolidated net leverage ratio as of the most recently completed fiscal quarter;

(b) extending the maturity date of the revolving and term loan credit facilities thereunder from October 14, 2027 to December 3, 2030;

(c) adding a new term loan facility in an aggregate principal amount of $170 million (the “Term Loan”);

(d) reducing the revolving credit facility from $300 million to $250 million; and

(e) reducing the maximum unused facility commitment fee to 0.30%.

The Term Loan was fully drawn at closing and the net proceeds therefrom applied to the redemption of the Notes (as defined below) described in Item 1.02 below. Quarterly amortization payments are required for Term Loan borrowings, due on the last day of the calendar quarter. Giving effect to the Term Loan draw, the Borrowers were indebted under the Agreement in the approximate amount of $205 million at closing. The applicable weighted average interest rate at close is estimated to be 5.24%.

The Company pays a commitment fee ranging from 0.20% to 0.30% per annum (depending on the Company’s consolidated net leverage ratio as of the most recently completed fiscal quarter) on the unused portion of the available loans under the Agreement.

The Agreement contains standard and customary covenants for agreements of this type, including various reporting, affirmative and negative covenants. Among other things, these covenants limit the Borrowers’ ability to: create or incur liens on assets; make acquisitions of or investments in businesses (in excess of certain specified amounts); engage in any material line of business substantially different from the Company’s current lines of business; incur indebtedness or contingent obligations; sell or dispose of assets (in excess of certain specified amounts); pay dividends or repurchase Company stock (in excess of certain specified amounts); repay other indebtedness prior to maturity unless certain conditions are met; and enter into sale and leaseback transactions.

The Agreement also requires compliance with the following financial covenants as of the end of each fiscal quarter, based on the consolidated results for the four fiscal quarters most recently ended:

•Consolidated Secured Net Leverage Ratio: Must be no greater than 3.00:1.00.
•Consolidated Interest Coverage Ratio: Must be no less than 2.25:1.00.

If the Borrowers breach or fail to perform any of the affirmative or negative covenants under the Agreement, or if other specified events occur (such as a bankruptcy or similar event or a change of control of the Company or certain subsidiaries, or if the Borrowers breach or fail to perform any covenant or agreement contained in any instrument relating to any other indebtedness exceeding $25 million), after giving effect to any applicable notice and right to cure provisions, an event of default will exist. If an event of default exists and is continuing, the lenders’ administrative agent may, and upon the written request of a specified percentage of the lender group shall: declare all commitments of the lenders under the Agreement terminated; declare all amounts outstanding or accrued thereunder immediately due and payable; and exercise other rights and remedies available to them under the agreement and applicable law.

The Agreement is secured by substantially all of the assets of the Company and its domestic subsidiaries (subject to exceptions for certain immaterial subsidiaries), including all of the stock of its domestic subsidiaries, up to 65% of the stock of certain material foreign subsidiaries entitled to vote and 100% of the stock of certain material foreign subsidiaries directly owned by any domestic subsidiaries not entitled to vote. If an event of default occurs under the Agreement, the lenders’ administrative agent may, upon the request of a specified percentage of lenders, exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivable, or exercising proxies to take control of the pledged stock of domestic and certain material foreign subsidiaries.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Redemption of Notes and Satisfaction and Discharge of Indenture

As previously reported, on November 18, 2025, the Company delivered a notice of conditional redemption for all of its $300 million outstanding principal amount of 5.50% Senior Notes due 2028 (the “Notes”). The Notes were fully redeemed on December 3, 2025 using a combination of the net proceeds from the Term Loan and the Company’s available cash on hand.

In connection the redemption of the Notes, the Indenture governing the Notes dated as of November 17, 2020 by and among the Company, as issuer, the guarantors party thereto, and Regions Bank, as trustee (the “Indenture”), was satisfied and discharged, and consequently the Company’s and the guarantors’ obligations under the Indenture and the Notes is terminated, subject to certain customary surviving obligations.

The foregoing summary of the consequences of the redemption of the Notes and satisfaction and discharge of the Indenture is qualified in its entirety by reference to the full text of the Indenture, and Section 8.01 thereto in particular, which is incorporated by reference from Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 18, 2020 and included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure under Item 1.01 of this Current Report on Form 8-K related to the Agreement is incorporated by reference in response to this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1*
Third Amended and Restated Syndicated Facility Agreement dated as of December 3, 2025 among Interface, Inc. and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, and the Agents and Lenders thereto.

10.2
Indenture governing the Company’s 5.50% Senior Notes Due 2028, dated as of November 17, 2020 (incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 18, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted documents upon request by the Securities & Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: December 3, 2025